FIFTH AMENDMENT TO THE
RUBY TUESDAY, INC. 2005 DEFERRED COMPENSATION PLAN

THIS FIFTH AMENDMENT is made on this 6th day of April, 2011 by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Primary Sponsor”).

INTRODUCTION:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. 2005 Deferred Compensation  Plan (the “Plan”), which was last amended and restated by an indenture effective as of January 1, 2005 and has been subsequently amended by the First, Second, Third, and Fourth Amendments thereto; and

WHEREAS, the Primary Sponsor now desires to amend the Plan to provide flexibility for service crediting of the employees of entities that are parties to acquisitions with the Primary Sponsor or its affiliates.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of June 1, 2011, by deleting the existing Section 1.26 and substituting therefor the following:

“1.26  ‘Vesting Service’ means, beginning with an Employee’s most recent date of hire, the number of successive, twelve-consecutive–month periods during which the Employee continues to serve as an Employee.  No credit shall be given for any partially completed twelve-consecutive-month period.
In the event that a Plan Sponsor or an Affiliate acquires assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, or if an Employee of a Plan Sponsor was previously employed by an entity that becomes under common control or ownership with the Plan Sponsor, as determined by the Board of Directors of the Plan Sponsor, then service of an Employee who was employed by the prior corporation or entity shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service.

Notwithstanding anything contained herein to the contrary, if a Member ceases to be an Employee and is subsequently reemployed by a Plan Sponsor, Vesting Service also shall not include any periods of service prior to such individual’s reemployment.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Fifth Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Fifth Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:  /s/ Samuel E. Beall, III

Title:  Chairman, CEO and President

ATTEST:

By:  /s/ Scarlett May

Title:  VP, General Counsel and Secretary

[CORPORATE SEAL]